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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 3, 2000



                             NABISCO HOLDINGS CORP.
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             (Exact Name of Registrant as Specified in its Charter)



           Delaware                       1-13566                13-3077142
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(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)



             7 Campus Drive
         Parsippany, New Jersey                                      07054
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   (Address of Principal Executive Offices)                       (Zip Code)




                                 (973) 682-5000
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              (Registrant's telephone number, including area code)



                                      None
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         (Former Name or Former Address, if Changed Since Last Report)


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     ITEM 5. Other Events.

     As previously disclosed, Nabisco Holdings Corp. ("Nabisco Holdings") has entered into an Agreement and Plan of Merger dated as of June 25, 2000 which provides for the acquisition of Nabisco Holdings by Philip Morris Companies Inc. (the "Nabisco Holdings merger"). The Nabisco Holdings merger requires, among other things, approval by a majority of the voting power of all outstanding shares of Nabisco Holdings. Nabisco Group Holdings Corp. ("NGH"), the controlling stockholder of Nabisco Holdings, has agreed to approve the Nabisco Holdings merger upon receipt of approval of the transaction by NGH's public stockholders. NGH will seek such approval from its stockholders at a special meeting scheduled for October 27, 2000. At the same meeting, NGH will also seek approval from its stockholders for the acquisition of NGH by R.J. Reynolds Tobacco Holdings Inc. (the "NGH merger"), which acquisition would occur after closing of the Nabisco Holdings merger.

     As described in NGH's definitive proxy statement dated September 26, 2000, an action was filed during the week of June 26, 2000 in the Chancery Division of the Superior Court of New Jersey by an alleged common stockholder of NGH on behalf of a purported class of similarly situated NGH stockholders. The action is styled Mark Schneider v. Steven F. Goldstone, et al., Docket No. L-2028-00. The original complaint named as defendants NGH and the members of its Board of Directors, and alleged that the NGH directors breached their fiduciary duties to NGH stockholders by agreeing to the NGH merger and by allegedly failing to obtain the highest value for NGH stockholders in the NGH merger. The original complaint sought injunctive relief and monetary damages in an unspecified amount.

     On October 3, 2000, plaintiff filed an amended complaint alleging that the NGH directors breached their fiduciary duties to NGH's stockholders by, among other things, agreeing to "onerous" merger terms (including as to the price and the size of the break-up fee) and failing to disclose material information to NGH's stockholders in the September 26, 2000 proxy statement, thereby depriving stockholders of the ability to cast an informed vote on the NGH merger. In particular, the amended complaint alleges that the proxy statement fails to disclose material information concerning (1) alternatives to the NGH merger considered by NGH's Board of Directors, (2) whether or not the consideration offered in the NGH merger is fair to NGH's public stockholders and (3) the basis for the NGH Board's acceptance of the merger consideration, which reflects a discount to the cash proceeds that NGH will receive from the sale of its 80.5% interest in Nabisco Holdings. The amended complaint further alleges that NGH's executives and directors will reap substantial benefits from the NGH merger and have improperly placed their own interests ahead of the interests of NGH's public stockholders in approving the NGH merger. The amended complaint seeks, among other things, to enjoin certain provisions of the merger agreement and enjoin NGH's stockholder meeting and the NGH merger until the alleged deficiencies in the proxy statement disclosure are cured.

     Based upon the above allegations, among others, plaintiff seeks a court order granting preliminary restraint enjoining NGH from holding its October 27 stockholder meeting and


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requiring NGH to file a revised proxy statement. A hearing on this demand for preliminary restraint has been scheduled for October 25, 2000.

     Defendants believe that the allegations in the amended complaint are groundless and intend to defend the action vigorously.

     The amended complaint does not seek injunctive relief or monetary damages in connection with the Nabisco Holdings merger.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2000

                                    NABISCO HOLDINGS CORP.


                                    By: /s/ James A. Kirkman, III
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                                       Name:  James A. Kirkman, III
                                       Title: Executive Vice President, General
                                                Counsel and Secretary